UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

CANNAE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-1273460
(State of incorporation or Organization)	(I.R.S. Employer Identification No.)

1701 Village Center Circle
Las Vegas, Nevada	89134
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-217886
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Cannae Holdings, Inc. (the “Registrant”) proxy statement/prospectus, which constitutes a part of the Registrant’s Registration Statement on Form S-1 on Form S-4 (File No. 333-217886), originally filed with the Securities and Exchange Commission on May 11, 2017, as amended by Amendment No. 1 filed on June 22, 2017, Amendment No. 2 filed on July 24, 2017, Amendment No. 3 filed on August 22, 2017, Amendment No. 4 filed on September 6, 2017, Amendment No. 5 filed on September 20, 2017, Amendment No. 6 filed on October 2, 2017, and Amendment No. 7 filed on October 18, 2017, and by any proxy statement/prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Cannae Holdings, Inc.

Date: November 17, 2017	By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President, General Counsel and Corporate Secretary